Exhibit 4.4
AMENDMENT NO. 2 TO NOTE PURCHASE AND MASTER SHELF AGREEMENT
As of June 1, 2005
Insurance Services Office, Inc.
545 Washington Boulevard
Jersey City, NJ 07310-1686
Ladies and Gentlemen:
     Reference is made to that certain Uncommitted Master Shelf Agreement, dated as of June 13, 2003 (as amended by Amendment No. 1 to Note Purchase and Master Shelf Agreement, dated as of February 1, 2005, and as further amended from time to time, the “Agreement”), among Insurance Services Office, Inc., a Delaware corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, U.S. Private Placement Fund, Baystate Investments, LLC, United of Omaha Life Insurance Company (collectively, the “Series A Purchasers”), each Prudential Affiliate which has become bound by certain provisions of the Agreement (as provided therein) (together with the Series A Purchasers, the “Purchasers”), and Prudential Investment Management, Inc. (“Prudential”), on the other, whereby the Company issued and sold its 2.15% Series A Notes due June 13, 2005 (the “Series A Notes”), its 4.11% Series B Notes due June 10, 2007 (the “Series B Notes”) and its 4.12% Series C Notes due June 28, 2007 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Agreement, the parties hereto agree as follows:
     1. AMENDMENTS.
     a. Paragraph 6C (Limitations on Liens and Encumbrances) is hereby amended by amending and restating clause (xiii) as follows:
     “(xiii) Liens in or upon and any right of offset against, moneys, deposit balances, security or other property, or interests therein, held or received by or for or left in the possession or control of any lender (or any affiliate of such lender) in connection with working capital facilities, lines of credit, term loans or other credit facilities entered into in the ordinary course of business; provided, however, that in no event shall (x) the Company be subject to a minimum or compensating balance or similar arrangement or arrangement requiring it to maintain minimum cash funds or deposits with such lender or lenders or (y) either the Company or any Subsidiary maintain in all of its respective accounts with all such lenders, at any time, overnight cleared cash balances in demand deposit accounts that are subject to set-off rights, in excess of $2,000,000 in the aggregate for all such respective accounts of either the Company or any such Subsidiary, as the case may be (in each case, other than, for the avoidance of doubt, any balances held in commercial paper or money market funds);”
     b. Each of Schedules 8A, 8D and 8G to the Agreement shall be amended and restated by the Schedule having the same number that is attached to this Amendment Agreement.
     2. CONDITIONS TO EFFECTIVENESS.
     a. Executed Counterparts. Prudential shall have received a counterpart of this Amendment Agreement executed by the Company.
     b. Representations and Warranties. The representations and warranties contained in Section 3 below shall be true on and as of the date hereof.
     3. REPRESENTATIONS AND WARRANTIES. To induce you to enter into this Amendment Agreement, the Company represents, warrants and acknowledges as follows:
     a. Each of the representations and warranties set forth in Paragraph 8 of the Agreement is true on and as of the date hereof (by reference to the attached updated Schedules and not the Schedules attached to the original Agreement).
     b. The execution, delivery and performance by the Company of this Amendment Agreement (i) is within its corporate power and (ii) is legal and does not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any property of the Company under the provisions of: (A) any charter, instrument or bylaw to which it is a party or by which it or any of its property may be bound, (B) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to it or its property, or (C) any agreement or instrument to which it is a party or by which it or any of its properties may be bound or any statute or other rule or regulation of any governmental authority applicable to it or its properties, except where such conflict, breach, default or Lien could not reasonably be expected to have a Material Adverse Effect.
     c. This Amendment Agreement has been duly authorized, executed and delivered by a duly authorized officer of the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.
     d. After giving effect to this Amendment Agreement, no Default or Event of Default shall have occurred and be continuing.
     e. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or administrative or governmental body or third party is required in connection with the execution, delivery or performance by the Company of this Amendment Agreement.

     f. Neither the Company nor any of its Subsidiaries (i) is listed on the Specially Designated Nationals and Blocked Persons List (the “SDN List”) maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”), or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Order (such other lists are referred to herein, collectively, as the “Other Lists”; the SDN List and the Other Lists are referred to herein, collectively, as the “Lists”), (ii) has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders in respect thereof, (iii) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in Executive Order No. 13224 (Sept. 23, 2001) or similar prohibitions contained in the rules and regulations of OFAC or any enabling legislation or other Executive Orders in respect thereof, and (iv) is failing to comply in any material way with the requirements of Executive Order No. 13224 (Sept. 23, 2001) and other similar requirements contained in the rules and regulations of OFAC and in any enabling legislation or other Executive Orders in respect thereof.
     4. MISCELLANEOUS.
     a. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.
     b. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     c. This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     Each of the undersigned has caused this Amendment Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Yvonne Guajardo
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne Guajardo
Vice President

U.S. PRIVATE PLACEMENT FUND
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc.(as its General Partner)

By:	/s/ Yvonne Guajardo
Vice President

BAYSTATE INVESTMENTS, LLC
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)
By: Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ Yvonne Guajardo
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Yvonne Guajardo
Asst Vice President

PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST
By: Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By: Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.
By: Prudential Investment Management (Japan), Inc., as Investment Manager
By: Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Yvonne Guajardo
Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By: Prudential Investment Management, Inc., as Investment Manager

By:	/s/ Yvonne Guajardo
Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P., as Investment Advisor
By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Yvonne Guajardo
Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY
By: Prudential Private Placement Investors, L.P., as Investment Advisor
By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Yvonne Guajardo
Vice President

BCBSM, INC. DBA BLUE CROSS AND BLUE SHIELD OF MINNESOTA
By: Prudential Private Placement Investors, L.P., as Investment Advisor
By: Prudential Private Placement Investors, Inc., as its General Partner

By:	/s/ Yvonne Guajardo
Vice President

INSURANCE SERVICES OFFICE, INC.
By:	/s/ Kenneth G. Geraghty
Name:	Kenneth G. Geraghty
Title:	Executive Vice President and Chief Financial Officer